Exhibit 99.2
     Transformational Merger of Equals to Create The Premier Financial Institution  February 7, 2019

Table of Contents

Agenda

I	Introduction	6
II	Transaction Terms	11
III	Pro Forma Business Mix	14
IV	Pro Forma Financial Profile and Impact	21
V	Conclusion	28

Presenters

Kelly King
Chairman & CEO, BB&T Corporation

William H. Rogers, Jr.
Chairman & CEO, SunTrust Banks, Inc.

Allison Dukes
CFO, SunTrust Banks, Inc.

Daryl Bible
CFO, BB&T Corporation

William H. Rogers, Jr.
Chairman & CEO, SunTrust Banks, Inc.

2

 Forward-Looking / Non-GAAP Statements  Cautionary Note Regarding Forward-Looking StatementsThis communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of BB&T and SunTrust. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BB&T’s and SunTrust’s current expectations and assumptions regarding BB&T’s and SunTrust’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect BB&T’s or SunTrust’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BB&T and SunTrust, the outcome of any legal proceedings that may be instituted against BB&T or SunTrust, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BB&T and SunTrust do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of BB&T and SunTrust successfully, and the dilution caused by BB&T’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of BB&T and SunTrust disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BB&T, SunTrust and factors which could affect the forward-looking statements contained herein can be found in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2018, June 30, 2018 and September 30, 2018, and its other filings with the Securities and Exchange Commission (“SEC”), and in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2018, June 30, 2018 and September 30, 2018, and its other filings with the SEC.Non-GAAP Financial MeasuresThis presentation contains certain non-GAAP financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). BB&T and SunTrust use certain non-GAAP financial measures to provide meaningful, supplemental information regarding their operational results and to enhance investors’ overall understanding of BB&T’s and SunTrust’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to BB&T’s and SunTrust’s GAAP results.

 Additional Statements  Additional Information about the Merger and Where to Find ItIn connection with the proposed merger with SunTrust, BB&T will file with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of BB&T and SunTrust seeking their approval of the proposed transaction.INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION.Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971.Participants in the SolicitationBB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2018 Annual Meeting of Shareholders filed with the SEC on March 15, 2018, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2018 Annual Meeting of Shareholders filed with the SEC on March 9, 2018, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.

     Section I  Introduction

 Individually, Strong; Together, Best          Highly Synergistic  Transformative  Financially Compelling  Brings together two like-minded institutions with strong cultural alignment  Produces industry-leading financial performance with an efficiency ratio of 51%(1), peer best ROATCE of 22%(1) and tangible book value accretion  Focused on the relentless pursuit of a differentiated, client-centric experience, leveraging the community bank and wholesale banking, and fueled by increased capacity for investments in innovation and talent  Combines complementary business models to create a diverse and comprehensive business mix with leading market share positions in traditional banking, insurance brokerage, and capital markets  Enhances fee income mix and creates compelling opportunities to build further scale in specialized businesses and leverage model into expanded client base  Leading with an innovative mindset and embracing the opportunity for disruption to drive a sustainable competitive advantage   Delivers the best of both institutions’ talent, technology, and processes   Maintains a rigorous risk management culture and strong capital and liquidity position  Combines strong individual core deposit bases to create the 6th largest U.S. bank with top market share position in highly attractive markets                                                  The combined company will be uniquely positioned to Light the Way to Financial Well-Being and Make The World a Better Place to Live  (1): Illustrative combined ratios for 2018 assuming $1.6 billion of net pre-tax cost savings. See Appendix for illustrative combination and non-GAAP reconciliations.

 This is not just a merger of two legacy institutions; we are combining two companies with strong foundations to create the premier financial institutionMission and purpose-driven culture will be enhanced when combined   client relationships, top financial performance, leading the movement for financial well-being  Culture Matters – The Optimal Foundation  Two like-minded institutions with strong cultural alignment and a focus forward              Helping our CLIENTS achieve economic success and financial security  Creating a place where our ASSOCIATES can learn, grow and be fulfilled in their work  Making the COMMUNITIES in which we work better places to be; and thereby:  Optimizing the long-term return to our SHAREHOLDERS, while providing a safe and sound investment  Our values: trust, passion to win, precision, courage  Our principles: client first, one team, executional excellence, profitable growth  Our performance promise: we will be the best financial services company through deepest  client relationships, top financial performance, leading the movement for financial well-being  Make the World A Better Place To Live  Lighting the Way to Financial Well-Being

A Powerful Combination

	BB&T	SunTrust	Combined Company		
Market Value ($BN)	$37	$26	$76[1]	6th	largest U.S. bank
Assets ($BN)	$226	$216	$442	6th	largest U.S. bank
Loans ($BN)	$149	$152	$301	5th	largest U.S. bank
Deposits ($BN)	$161	$163	$324	6th	largest U.S. bank
Efficiency Ratio[2]	57%	60%	51%[3]	#1	of 11 (peer group)
ROATCE	20%	17%	22%[3]	#1	of 11 (peer group)
# of Households (MM)	5.3	5.1	~10	Fastest growing footprint among peers[4]	

Leading Market Position Across Diverse Set of Businesses

- **#2** weighted average deposit rank in Top 20 MSAs
- **#1** regional bank-owned investment bank
- **#2** regional bank mortgage originator and servicer
- **#5** global insurance broker
- **$311BN** wealth and institutional client invested assets

(1): Includes value of net cost savings ($1.6BN net pre-tax, 24% tax rate) at 11.5x and $2.0BN pre-tax one-time restructuring charge, see Appendix for reconciliation. (2): Reflects adjusted tangible efficiency ratio (FTE), see non-GAAP reconciliations. (3): Illustrative combined ratios for 2018 assuming $1.6BN of net pre-tax cost savings, see Appendix for reconciliations. (4): Based on weighted average footprint population and GDP growth, see page 19 for detail. Note: Financial data at or for the 12 months ended 12/31/18. Market data as of 2/5/19. Illustrative combined does not include impact of purchase accounting or other merger adjustments. Peers include: BAC, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, WFC.

8

Focused Forward on Transformational Digital Innovation



- U by BB&T Mobile banking app – ranked #1 in Apple, #3 in Android, and #2 by Dynatrace
- New Data Center to better protect client information
- New commercial loan system with enhanced portfolio management tools
- Financial Insights tool for commercial clients delivered through intelligent automation

Individually, Strong; Together, Best

The Combined Company Will:

- Leverage scale to create capacity for incremental investments in innovation and technology to create a sustainable competitive advantage
- Focus on creating a distinctive client-centric experience to drive digital revenue and account growth
- Develop a new Innovation and Technology Center in Charlotte, NC, to drive digital transformation
- Transform platforms to drive out cost, supporting a more technology-enabled business
- Gain incremental efficiencies through automation by enabling a faster, smarter, and more secure way of doing business
- Increase investments in cyber and business resiliency to fortify defenses and reduce risk

- Superior mobile app – received Javelin “Leader” award
- Leading digital consumer lending platform – LightStream
- Fully digital mortgage application – SmartGUIDE
- Digital portal for Private Wealth clients
- Cloud-based loan origination platform for Wholesale segment

9

 Section II  Transaction Terms

Merger of Equals Terms

Exchange Ratio & Merger Structure	1.295 BB&T shares for each SunTrust share; 100% stock consideration; SunTrust to merge into BB&T
Executive Management	▪ Kelly King to serve as Chairman & CEO of the combined company until September 12, 2021 after which he will serve as Executive Chairman for 6 months – King will serve on the Board of Directors until the end of 2023 ▪ William H. Rogers, Jr. to serve as the combined company President & COO until September 12, 2021 after which he will become CEO for 6 months and then will become Chairman & CEO – Rogers will serve on the Board of Directors ▪ 14 members of executive management: 7 BB&T / 7 SunTrust
Board of Directors	50 / 50 split
Ownership	57% BB&T / 43% SunTrust
Name	Name of the new company will be determined prior to closing of the transaction
Headquarters & Centers	▪ Corporate Headquarters: Charlotte, NC ▪ Innovation and Technology Center: Charlotte, NC ▪ Wholesale Banking Center: Atlanta, GA ▪ Community Banking Center: Winston-Salem, NC
Community Investment	BB&T and SunTrust will increase community investment in both Winston-Salem and Atlanta
Anticipated Timing & Approvals	Anticipated closing in 4Q'19; BB&T and SunTrust shareholder approvals; Customary regulatory approval
Break-up Fee	Mutual break-up fee of approximately $1.1BN, payable in customary circumstances

11

Complementary and Experienced Management Team Positions the Combined Company for Success

Kelly King
Chairman & CEO

William H. Rogers, Jr.
President & COO

Daryl Bible
CFO

Chris Henson

Clarke Starnes
CRO

Allison Dukes

Brant Standridge

David Weaver

Dontá Wilson

Ellen Fitzsimmons

Ellen Koebler

Hugh (Beau) Cummins

Joseph Thompson

Scott Case

14 member executive management team: **7 BB&T / 7 SunTrust**

12

 Section III  Pro Forma Business Mix

 Complementary and Diversified Business Mix    Retail Banking  Consumer Lending  Commercial Banking  Small Business  Payments  Insurance Brokerage  Corporate & Investment Banking  BB&T              SunTrust              (Community Bank Model)  (Community Bank Model)  Specialty Finance        Combined  +  +  +  +  +  +  +  +  Potential revenue opportunity  Opportunity for further scale  Opportunity for further scale  Opportunity for further scale  Opportunity for further scale  Wealth       +  Opportunity for further scale  Opportunity for further scale  Opportunity for further scale        PRIMARILY REGIONAL        NATIONAL  Mortgage Banking      +  Opportunity for further scale  Potential revenue opportunity  Digital Lending    +  Potential revenue opportunity

   Differentiated and Diversified Revenue Streams  Note: Financial data for the 12 months ended 12/31/18. Does not reflect purchase accounting or other merger adjustments. Figures may not foot due to rounding. Source: Company disclosure.        Combined Revenue (FTE)    Combined Fee Income          Noninterest Income 39%  Net interest Income (FTE)61%  Residential Mortgage Banking7%    Insurance Brokerage23%  Capital Markets15%  Service Charges on Deposits16%  Cards and Payments10%  Wealth Management11%  Commercial Mortgage Banking3%  Other Fee Income15%  2018: $21BN  2018: $8BN

 Diversified Balance Sheet  Note: Loan mix based on 9/30/18 Y9C filings. Deposit mix based on EOP 12/31/18 GAAP disclosure. Does not reflect purchase accounting or other merger adjustments. Figures may not foot due to rounding. Source: Company disclosure.  Noninterest Bearing Deposits29%        C&I43%  CRE12%  Residential Mortgage27%  Consumer18%  Interest Bearing Deposits71%  Commercial: 55%Retail: 45%        Combined Loans  2018: $301BN  Combined Deposits  2018: $324BN

Overlapping Footprint Drives Enhanced Market Density


BB&T
SunTrust

Pro Forma Deposits by State (Rank)


AL (#6), 1%
D.C. (#5), 1%
WV (#1), 2%
KY (#4), 2%
TX (#15), 2%
SC (#3), 3%
PA (#7), 4%
TN (#3), 5%
MD (#2), 6%
VA (#1), 13%
NC (#2), 18%
GA (#1), 20%
FL (#3), 21%

States with <1% market share included but not labeled: NJ, OH, MS, AR, IN

- #3 deposit rank in our combined footprint
- #2 weighted average deposit rank in our Top 20 MSAs
- 8 states with a Top 3 market rank
- ~27% weighted average market share vs. 22% peer average(1)

(1): Based on local market share. Peers include: BAC, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, WFC. Note: Branch and deposit data as of 6/30/18 FDIC summary of deposits, pro forma for M&A through 1/31/19. Source: S&P Global.

17

 Significant Opportunity to Enhance Scale  Note: Branch data as of 6/30/18 FDIC summary of deposits. Deposits as of 12/31/18 end of period. BB&T / SunTrust combined reflects consolidation of ~740 branches. Source: S&P Global.  Deposits per Branch ($MM)

 Serving the Highest Growth Footprint  (1): Deposit weighted by county. (2): Trailing 3-year average annual nominal GDP growth by state; deposit weighted by state. Note: Branch data as of 6/30/18 FDIC summary of deposits, pro forma for M&A through 1/31/19. Deposits as of 12/31/18 end of period. Sources: S&P Global, BEA.  Projected Population Growth (’19E – ’24E)(1)  Average Annual Nominal GDP Growth (’15 – ’17)(2)

 Section IV  Pro Forma Financial Profile and Impact

 Capital  Per Share Impact(2)  Summary Financial Assumptions and Impact    Financial Assumptions  EstimatedDeposit Divestiture  Cost Savings  Revenue Synergies  Exchange Ratio  Gross Loan Mark  Core Deposit Intangible  One-time Merger Costs  Anticipated Closing  IRR  9.75% - 10.0% common equity tier 1 at close (share repurchases suspended by both institutions through close)(1)SunTrust will not issue planned preferred equity in 2019  13% GAAP / 17% Cash accretive to BB&T shareholders in 20219% GAAP / 16% Cash accretive to SunTrust shareholders in 2021  $1.35 billion  $1.6 billion net of investments (pre-tax) (~12.5% of combined expenses) realized 50% / 90% / 100% in 2020 / 2021 / 2022  Expected but not included  1.295 BB&T shares for each SunTrust share (57% BB&T / 43% SunTrust ownership)  2% of SunTrust loans  2% of non-time deposits (amortized over 10 years Sum of Years Digits)  $2 billion (pre-tax)  4Q’19  ~18%  6% accretive to BB&T TBVPS (incl. full impact of one-time merger costs)5% accretive to SunTrust dividend per share  Financial Impact  (1): Projected at closing assuming NPR for institutions classified as Category III is passed. (2): See pages 34 – 35 for additional information.

Significant Cost Efficiency Improvement Creates Capacity for Investments in Innovation, Technology, and Talent



TALENT
PROCESSES
TECHNOLOGY

Selecting the **best talent**, **processes**, and **technology** positions the combined company for **success** for many years to come

Cost Savings

- **$1.6 billion** of pre-tax cost savings, net of investments
  - ~12.5% of combined expenses
- Expected sources of cost savings:
  - Facilities
  - Information Technology / Systems
  - Shared Services
  - Retail Banking
  - Third Party / Vendors
- Across BB&T and SunTrust's combined footprint, there are ~740 branches within 2 miles of each other
  - Represents ~24% of combined branches

22

Individually, Strong; Together, Best

Tangible Efficiency Ratio (FTE)



51%
54%
55%
57%
57%
58%
58%
59%
60%
60%
65%
Combined
USB
MTB
HBAN
FITB
BAC
CFG
RF
PNC
KEY
WFC

Cash ROATCE



22%
20%
19%
18%
18%
16%
16%
16%
15%
14%
13%
Combined
USB
MTB
HBAN
FITB
KEY
RF
BAC
PNC
WFC
CFG

BB&T / SunTrust illustrative combined includes $1.6 billion net pre-tax cost savings. See Appendix for illustrative combined and non-GAAP reconciliations.
Note: Data for the 12 months ended 12/31/18. Peer tangible efficiency ratio (FTE) and Cash ROATCE reflects adjustments as reported by the company. Does not include impact of purchase accounting and other merger adjustments.
Source: S&P Global, company disclosure.

23

Strong Balance Sheet and Conservative Risk Profile

Pro Forma Balance Sheet

- ~9.75 – 10.0% CET1 ratio(1)
- ~115 – 120% LCR(2)
- Stable funding profile(3)
  - 86% of funding is deposits
  - 29% of deposits are noninterest bearing
  - Low-cost deposits: 0.54%
  - Cumulative deposit beta: 27%(4)
- 97% of securities portfolio is government guaranteed or government sponsored(3)
- Objective is to maintain a strong credit rating as a combined company

Conservative Credit Risk Profile Results in…



NPLs / Loans
#2 of 11
0.35%
0.61%
Combined
Peer Median



Criticized Loans / Commercial Loans
#2 of 11
2.3%
4.1%
Combined
Peer Median

…Resiliency Under Stress *(5-Year Avg. DFAST Results – Severely Adverse)*



Projected Total Loan Loss Rate
#2 of 11
4.8%
5.6%
Combined
Peer Median



Change to Minimum CET1
(2.2)%
(2.9)%
#2 of 11
Combined
Peer Median

(1): Projected at closing assuming NPR for institutions classified as Category III is passed. (2): Projected at closing. (3): Illustrative combined as of 12/31/18. (4): Cumulative interest-bearing deposit beta from 4Q'15 – 4Q'18 reflects 200 bps change in Fed Funds rate. Peers include: BAC, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, WFC.
Sources: Federal Reserve, S&P Global.

24

 Further Enhance Best-in-Class Shareholder Returns          High quality and diverse revenue base                    CapitalDeployment  15 – 20%  40 – 50%  35 – 40%  Implied Annual Return to Shareholders  3.5 – 4.5%  3.5 – 4.5%  3.0 – 3.5%  OrganicGrowth  Dividend  Share Buybacks        10.0 – 12.5%    Strong expense discipline driving consistent positive operating leverage  Growth of core businesses in safe and sound manner  Industry-leading capital generation with lower levels of riskMeaningful opportunity for organic growthStrong and growing dividends to shareholdersContinuing to leverage share buybacks

Alignment Drives Comprehensive and Thoughtful Integration Plan

Proven Track Record of Successfully Integrating Numerous Acquisitions

- Collectively integrated nearly 100 bank acquisitions successfully over the last 35 years
- Adhere to diligent planning and a strong governance process
- Incorporate the best talent, processes, and technology

Complementary Geographies and Business Lines

- Strengthen differentiated and complementary business mix across lines of business, geographies, and clients
  - Potential revenue opportunities as a result of the combination
- Leverage our combined strong understanding of our markets and business lines
- Create a high returning, diverse company with a low risk profile

Unwavering Commitment to Serving Clients and Communities

- Preserve and maintain a strong culture and set of values as a combined company
- Create a distinctive client experience empowered by dynamic and innovative technology
- Preserve the community bank model to maintain close ties to our shared local communities

Robust Risk Governance and Framework

- Continue to manage the company within a conservative risk appetite
- Maintain rigorous risk management and compliance programs
- Ensure successful integration and conversion through a robust governance process

26

 Section V  Conclusion

We Remain Steadfast and Aligned in Our Commitment to all of Our Stakeholders

Clients

- Relentlessly focused on providing for a differentiated, superior client experience (enhanced by increased capacity for investments in technology)
- Remain committed to helping clients achieve smart growth

Communities

- Our commitment to investing in our communities will only be enhanced from here
- Mission and purpose-driven culture remains our foundation; together, we can better serve our communities

Teammates / Associates

- Collective set of training, leadership, and development programs will provide more opportunities; our teams are better together
- Committed to retaining top talent; merger provides expanded career opportunities for teammates / associates

Shareholders

- Unique opportunity to deliver top financial performance with lower risk profile
- Steadfast commitment to disciplined, responsible capital allocation and attractive, sustainable dividend

28

 Individually, Strong; Together, Best  (1): Illustrative combined ratios for 2018 assuming $1.6 billion of net pre-tax cost savings. See Appendix for illustrative combination and non-GAAP reconciliations.          Highly Synergistic  Transformative  Financially Compelling  Brings together two like-minded institutions with strong cultural alignment  Produces industry-leading financial performance with an efficiency ratio of 51%(1), peer best ROATCE of 22%(1) and tangible book value accretion  Focused on the relentless pursuit of a differentiated, client-centric experience, leveraging the community bank and wholesale banking, and fueled by increased capacity for investments in innovation and talent  Combines complementary business models to create a diverse and comprehensive business mix with leading market share positions in traditional banking, insurance brokerage, and capital markets  Enhances fee income mix and creates compelling opportunities to build further scale in specialized businesses and leverage model into expanded client base  Leading with an innovative mindset and embracing the opportunity for disruption to drive a sustainable competitive advantage   Delivers the best of both institutions’ talent, technology, and processes   Maintains a rigorous risk management culture and strong capital and liquidity position  Combines strong individual core deposit bases to create the 6th largest U.S. bank with top market share position in highly attractive markets                                                  The combined company will be uniquely positioned to Light the Way to Financial Well-Being and Make The World a Better Place to Live

 Appendix

Combined Deposits by MSA ($MM)

The combined company will have a #2 weighted average deposit rank in its Top 20 MSAs

Combined MSAs		BB&T Market Rank	BB&T Deposits ($MM)	SunTrust Market Rank	SunTrust Deposits ($MM)	Combined Market Rank	Combined Deposits ($MM)
1.	Atlanta, GA	4	$8,630	1	$47,166	1	$55,796
2.	Washington, DC	5	14,122	4	18,971	2	33,093
3.	Winston-Salem, NC	1	25,356	5	684	1	26,041
4.	Miami, FL	9	7,288	6	11,475	4	18,763
5.	Orlando, FL	5	2,163	1	10,684	1	12,848
6.	Tampa, FL	7	2,603	3	9,903	2	12,506
7.	Baltimore, MD	5	5,468	6	2,870	3	8,338
8.	Charlotte, NC	3	6,235	6	1,872	3	8,107
9.	Richmond, VA	4	3,161	3	4,490	2	7,651
10.	Virginia Beach, VA	4	3,207	3	4,121	1	7,328
11.	Nashville, TN	15	715	4	6,359	4	7,074
12.	Raleigh, NC	2	4,213	6	1,348	2	5,561
13.	Philadelphia, PA	10	4,968	--	--	10	4,968
14.	Knoxville, TN	6	1,097	2	2,499	1	3,596
15.	Durham, NC	5	1,328	3	2,249	2	3,577
16.	North Port, FL	5	1,192	3	2,227	2	3,419
17.	Deltona, FL	6	401	1	2,927	1	3,328
18.	Dallas, TX	14	3,123	--	--	14	3,123
19.	Greensboro, NC	2	2,363	6	734	1	3,097
20.	Cape Coral, FL	5	928	3	2,059	1	2,987
Top 20 MSAs		--	**$98,564**	--	**$132,639**	--	**$231,203**
Other MSAs		--	61,945	--	31,761	--	93,706
Total MSAs		--	**$160,508**	--	**$164,400**	--	**$324,909**
Non-MSA Deposits		--	6,206	--	812	--	7,018
Total		--	**$166,714**	--	**$165,212**	--	**$331,926**

Note: Branch and deposit data as of 6/30/18 FDIC summary of deposits, pro forma for M&A through 1/31/19. Source: S&P Global.

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 Illustrative Combined 2018 Efficiency Ratio / Return on Average Tangible Common Equity  Note: See non-GAAP reconciliations for Adjusted Tangible Noninterest Expense and Adjusted Cash Net Income Available to Common. Assumes 24% tax rate.Source: Company disclosure.              Illustrative Combined Tangible Efficiency Ratio (FTE)(12 mos. Ended 12/31/18)  Illustrative Combined Cash ROATCE(12 mos. Ended 12/31/18)  Revenue (FTE) ($BN)    BB&T  $11.7   SunTrust  9.3   Illustrative Combined  $21.0       Adj. Tangible Noninterest Expense ($BN)    BB&T  $6.7   SunTrust  5.5   Illustrative Combined  $12.2       Pre-Tax Cost Savings ($BN)  $1.6   Illustrative Combined Revenue (FTE) ($BN)  $21.0   Illustrative Combined Adj. Tangible Noninterest Expense ($BN)  $10.6   Illustrative Combined Tangible Efficiency Ratio (FTE)  51%  Adj. Cash Net Income to Common ($BN)    BB&T  $3.3   SunTrust  2.6  Illustrative Combined  $5.9       Average Tangible Common Equity ($BN)    BB&T  $16.2   SunTrust  16.0   Illustrative Combined  $32.2       Pre-Tax Cost Savings ($BN)  $1.6   After-Tax Cost Savings ($BN)  $1.2  Illustrative Combined Adj. Cash Net Income ($BN)  $7.1   Illustrative Combined Avg. Tangible Common Equity ($BN)  $32.2  Illustrative Combined Cash ROATCE  22%

 BB&T EOP(1) Common Shares Outstanding (MM)  763  SunTrust EOP(1) Common Shares Outstanding (MM)  447      BB&T Stock Price (2/5/19)  $48.79   SunTrust Stock Price (2/5/19)  $59.14       BB&T Market Value ($BN)  $37.2   SunTrust Market Value ($BN)  $26.4       Pre-Tax Cost Savings ($BN)  $1.6   After-Tax Cost Savings ($BN)  1.2   Value of Cost Savings ($BN) (11.5x Price / Forward Earnings)  $14.0       Less: After-Tax One-Time Merger Charges ($BN)  ($1.5)       Illustrative Combined Market Value ($BN)  $76.1         Illustrative Combined Market Value  (1): As of 12/31/18.

Illustrative Tangible Book Value Accretion at Close

$ in billions, except per share amounts	BB&T Stand-Alone	SunTrust Stand-Alone	Divestiture Gain (After-Tax)	Loan Mark Net of Reserve (After-Tax)	Restructuring Charge (After-Tax)	Shares Issued [(1)]	Combined Company	% Accretion
Tangible Common Equity @ 12/31/18	$16.7	$15.8	--	--	--	--	$32.5	--
2019E Cash Net Income	3.4	2.6	--	--	--	--	6.0	--
2019E Dividends (40% of GAAP Net Income)	(1.3)	(1.0)	--	--	--	--	(2.4)	--
2019E Share Repurchases	(1.7)	(1.8)	--	--	--	--	(0.3)	--
Tangible Common Equity @ 12/31/19	17.1	15.6	0.1	(1.2)	(0.2)	--	34.6	--
Tangible Common Equity Incl. Full Rest. Charge @ 12/31/19	--	--	--	--	(1.4)	--	33.3	--
FD Shares Outstanding @ 12/31/18 (MM)	773	--	--	--	--	578	1,351	--
Shares Repurchased in 2019 (MM)	(34)	--	--	--	--	--	--	--
FD Shares Outstanding @ 12/31/19 (MM)	740	--	--	--	--	--	1,351	--
FD TBV p.s. @ 12/31/19	**$23.18**	--	--	--	--	--	**$25.63**	**11%**
FD TBV p.s. @ 12/31/19 Incl. Full Rest. Charge	--	--	--	--	--	--	**24.62**	**6%**

Note: Based on consensus estimates from S&P Global as of 2/5/19. (1): Net of $0.3 billion of SunTrust shares repurchased in 1Q'19. As of 2/5/19 close.

34

Illustrative Earnings per Share Impact      2021E        BB&T Stand-Alone GAAP EPS     $4.94   SunTrust Stand-Alone GAAP EPS     6.65         BB&T Stand-Alone GAAP Net Income     $3.4   SunTrust Stand-Alone GAAP Net Income     2.6         After-Tax Adjustments ($BN)      Cost Savings (90% Realized 2021)     $1.1   Reversal of SunTrust Stand-Alone Provision, Net of New Provision     0.2   Core Deposit Intangible     (0.4)  Other Adjustments (1)     0.3         Pro Forma Combined GAAP Net Income     $7.2         Pro Forma FD Avg. Shares Outstanding (BN)     1.3  Pro Forma GAAP EPS    $5.59        GAAP EPS Accretion to BB&T Shareholders     13%        GAAP EPS Accretion to SunTrust Shareholders     9%  Note: 24% tax rate. Street net income and EPS estimates as of 2/5/19. (1): Other adjustments include reversal of SunTrust planned 2019 preferred issuance, FDIC assessment adjustment for TDR mark, BOLI penalty tax, anticipated funding cost improvements, incremental earnings from redeployed proceeds from share repurchases, lost earnings from divestiture, AOCI accretion.  $ in billions, except per share amounts

 (1): BB&T one-time items include merger and restructuring charges. SunTrust one-time items include discrete income tax benefit (3Q’18) and pension plan termination charge (4Q’18). Assumes 24% tax rate on adjustments.  Non-GAAP Reconciliation: Adjusted Cash Net Income to Common    12 Months Ended 12/31/18      ($ in Millions)  BB&T    SunTrust  Reported (GAAP) Basis        Net Income to Common Shareholders  $3,063    $2,668  Reconciliation        Pre-Tax Intangible Amortization Expense  $131    $2  After-Tax Intangible Amortization Expense  $99    $1          Pre-Tax One-Time Items(1)  $146    $60  After-Tax One-Time Items(1)  $111    $(20)          Adjusted Cash Net income to Common Shareholders  $3,273    $2,649

 (1): Adjusted noninterest expense and adjusted tangible efficiency ratio is provided as it removes certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions.  Non-GAAP Reconciliation: Adjusted Tangible Efficiency Ratio    12 Months Ended 12/31/18      ($ in Millions)  BB&T    SunTrust  Reported (GAAP) Basis        Net Interest Income  $6,682    $5,987  Noninterest Income  4,876    3,226  Revenue  11,558    9,213  Noninterest Expense  6,932    5,673  Efficiency Ratio  60.0%    61.6%          Reconciliation        Net Interest Income  6,682    5,987  FTE Adjustment  96    88  Net Interest Income-FTE  6,778    6,075  Noninterest Income  4,876    3,226  Revenue-FTE  11,654    9,301  Efficiency Ratio-FTE  59.5%    61.0%  Noninterest Expense  6,932    5,673  Adjustment Items (Noninterest Expense):        Merger-related and restructuring charges, net  (146)        Legacy pension settlement charge         (60)  Adjusted Noninterest Expense(1)  $6,786     $5,613   Amortization Expense  (131)    (73)   Adjusted Tangible Expenses  $6,655     $5,540   Adjusted Efficiency Ratio-FTE  58.2%    60.3%  Adjusted Tangible Efficiency Ratio-FTE(1)  57.1%     59.6%

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